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                                 EXHIBIT 10.26.


         SUPPLEMENTAL AGREEMENT, dated as of October 14, 1994, between ICN Merger Corp., a Delaware corporation ("New ICN"), and Banque Parisbas (Luxembourg) S.A. (the "Principal Exchange Agent"), as principal exchange agent of the 7-1/4% certificates due February 5, 2001 (the "Certificates") issued by Pharma Capital Holding, a Guernsey, Channel Island, trust (the "Trust");

         WHEREAS on October 16, 1986 Ansbacher (C.I.) Limited ("Ansbacher"), as trustee for the Trust, ICN Pharmaceuticals, Inc. ("ICN") and certain banks (the "Banks") entered into a Subscription Agreement (the "Subscription Agreement") pursuant to which the Trust issued ECU 40,000,000 aggregate principal amount of the Certificates;

         WHEREAS, on October 22, 1986, ICN, the Principal Exchange Agent, and the Banks entered into an Exchange Agency Agreement (the "Exchange Agency Agreement") pursuant to which the Principal Exchange Agent was appointed as principal exchange agent for the exchange of the Certificates in accordance therewith;

         WHEREAS, each Certificate is exchangeable for common stock, $1.00 par value, of ICN (the "ICN Common Stock") at an exchange price, immediately prior to the Merger (as defined herein), of $21.1364 (the "Exchange Price");

         WHEREAS, on the date hereof, Certificates with an aggregate principal amount of ECU 16,195,000 are outstanding;

         WHEREAS, in November 1992, the name of the Trustee changed from Ansbacher (C.I.) Limited to International Bank & Trust Company and on September 29, 1994, the name of the Trustee changed from International Bank and Trust Company (Guernsey) Limited to Ansbacher (Guernsey) Limited;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 1, 1994 (the "Merger Agreement"), among ICN, SPI Pharmaceuticals, Inc., Viratek, Inc., ICN Biomedicals, Inc. and New ICN, it is intended that ICN and certain of its affiliates will be merged into New ICN (the "Merger");

         WHEREAS, New ICN will be the surviving corporation of the Merger and, upon the effectiveness thereof, New ICN will change its name to ICN Pharmaceuticals, Inc.;

         WHEREAS, Section 10 of the Exchange Agency Agreement provides that, in the event of a merger in which ICN is not the surviving corporation, the surviving corporation shall enter into a supplemental agreement with the Principal Exchange Agent which shall (a) provide that the holder of each Certificate then outstanding shall have the right to receive thereafter during the period such Certificate shall be exchangeable upon exchange thereof in lieu of each share of ICN Common Stock deliverable upon such exchange immediately prior to such event, only the kind and amount of shares and/or other securities and/or property and/or cash which are receivable, upon such merger by a holder of one share of ICN Common Stock and (b) set forth the Exchange Price (as defined therein) for the shares and/or other securities and/or property and/or cash so issueable, which shall be an amount equal to the Exchange Price per share of ICN Common Stock immediately prior to such event; and

         WHEREAS, New ICN desires to enter into such supplemental agreement with the Principal Exchange Agent;

         NOW THEREFORE, in consideration of the premises herein set forth and in order to comply with Section 10 of the Exchange Agency Agreement, the parties hereto agree as follows:

         1. In compliance with Section 10 of the Exchange Agency Agreement, on and after the date hereof until May 30, 1996 the holder of each Certificate shall be entitled to receive upon exchange of his or her Certificate in accordance with the provisions of the Terms of the Certificates and the Exchange Agency Agreement in lieu of each share of ICN Common Stock deliverable to such holder immediately


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prior to the date hereof, 0.512 shares of common stock, $.01 par value of New
ICN ("New ICN Common Stock").

         2. On and after the date hereof the exchange price for such 0.512 shares of New ICN Common Stock deliverable to the holder of a Certificate upon exchange thereof in lieu of a share of ICN Common Stock shall be $21.1364, which amount equals the Exchange Price in effect immediately prior to the Merger.

         3. New ICN hereby represents and warrants to the Principal Exchange Agent for the benefit of the holders of the Certificates that the exchange ratio set forth in Section 1 hereof is the exchange ratio applicable to the exchange of ICN Common Stock for New ICN Common Stock as provided in the Merger Agreement.

         4. The Exchange Agency Agreement and the Terms of the Certificates are confirmed and preserved in all respects other than as modified pursuant to Section 1 hereof.

         5. This Supplemental Agreement shall become effective immediately upon the filing of the Certificate of Merger evidencing the Merger with the Secretary of State of the state of Delaware.

         6. This Supplemental Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         7. This Supplemental Agreement shall be construed in accordance with and governed by the laws of Switzerland, except as to matters regarding the exchange of the Certificates for ICN Common Stock or New ICN Common Stock, which shall be governed by and continued in accordance with the law of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed, as of the date and year first above written.

                                           ICN MERGER CORP.


                                           By:
                                              -------------------------------
                                              John E. Giordani
                                              Director and Vice President



                                           BANQUE PARISBAS
                                           (LUXEMBOURG) S.A.


                                           By:
                                              -------------------------------

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